First Citizens BancShares, Inc. Fourth Quarter 2025 Earnings Conference Call January 23, 2026

2 Table of Contents Pages Section I – Fourth Quarter Overview & Strategic Priorities 4 – 6 Section II – Fourth Quarter 2025 Financial Results 7 – 26 Financial Highlights 8 – 9 Earnings Highlights 10 Net interest income, margin and betas 11 – 13 Noninterest income and expense 14 – 15 Balance Sheet Highlights 16 Loans and Leases 17 – 18 Deposits 19 – 20 SVB Commercial Funding Trends 21 Funding Mix 22 Credit Quality Trends and Allowance 23 – 24 Capital & Share Repurchase Plan Update 25 – 26 Section III – Financial Outlook 27 – 28 Section IV – Appendix 29 – 40 Section V – Non-GAAP Reconciliations 41 – 50

3 Forward Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic (including the imposition of tariffs, retaliatory tariff measures, or trade barriers on trading partners), political (including impacts of any U.S. government shutdown), geopolitical events (including conflicts or developments in Ukraine, the Middle East and Latin America), natural disasters and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from previous bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including interest rate decisions by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums, changes in regulatory capital requirements, or limitations on credit card interest rates, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previously completed acquisition transactions, the pending BMO Branch Acquisition, or any future transactions. BancShares’ 2025 Share Repurchase Plan announced in July 2025 (“2025 SRP”) allows BancShares to repurchase shares of its Class A common stock through 2026. BancShares is not obligated under the 2025 SRP to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice. The authorization to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased under the 2025 SRP will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its other filings with the SEC. Non-GAAP Measures Certain measures in this presentation, including those referenced as “adjusted” or “excluding PAA,” are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation in Section V of this presentation. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Adjusted financial measures are non-GAAP. Refer to Section V of this presentation for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measure. Reclassifications See Section IV entitled Appendix for information on reclassifications. Important Notices

Fourth Quarter Overview & Strategic Priorities Section I

5 Fourth Quarter 2025 Snapshot Key Highlights: ■ EPS, ROE and ROA results exceeded our expectations. ■ Strategic balance sheet management: • Total loans were up 2.2% over the linked quarter led by Global Fund Banking loan growth. • Period end deposits decreased by $1.6 billion from the linked quarter due to expected seasonal outflows and continued migration to OBS client funds which increased $2.6 billion. Additionally, average deposits were up $2.6 billion from the linked quarter. • Repaid $2.5 billion of the FDIC Purchase Money Note in December 2025. ■ Prudent capital management: • Issued $500 million of preferred stock in November. • Repurchased $900 million in Class A common shares in the fourth quarter. Since inception in July 2024, we have repurchased $4.9 billion or 18.30% of Class A common shares. (3) Financial Results: Adjusted EPS (1) $51.27 Adjusted ROE / ROA (1) 11.93% / 1.10% NIM 3.20% Adjusted Efficiency Ratio (1) 60.79% Loan / Deposit Change (2) 2.2% / (1.0)% CET1 Ratio (4) 11.15% (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Loan and deposit growth percentages are current quarter compared to the linked quarter using period end balances. (3) Total repurchases include those since inception of the plan in July 2024 through January 20, 2026. Refer to Share Repurchase Plan Update page for additional details. (4) The CET1 ratio represents a BancShares ratio and is preliminary pending completion of quarterly regulatory filings.

6 Strategic Priorities • Expand and grow our capabilities and products while harnessing the scale of the enterprise and maintaining a client- first focus. Client Focus • Attract, retain and develop associates who align with our long-term direction and culture while scaling for continued growth. Talent & Culture • Optimize processes and systems to reduce organizational complexity and maximize productivity. Operational Efficiency • Manage our balance sheet prudently to optimize our funding and liquidity profile while driving core deposit growth and enhancing returns. Balance Sheet Optimization Risk Management

Fourth Quarter 2025 Financial Results Section II

8 4Q25 Financial Results - Takeaways While EPS, ROE and ROA results exceeded our expectations, NII and NIM declined during the quarter aligned with our expectations. 1 Liquidity remained robust and we repaid $2.5 billion of the FDIC Purchase Money Note in the fourth quarter. 7 Credit quality improved and net charge-offs were in line with our expectations.6 Delivered strong noninterest income performance driven by consistent growth in our fee income lines of business. 2 Noninterest expense was higher driven primarily by increases in personnel expenses, increased technology costs and higher Direct Bank marketing expenses. 3 Deposits declined by $1.6 billion or by 1.0% from the linked quarter driven by expected outflows in Global Fund Banking and the Branch Network, offset by growth in Technology & Healthcare banking. 5 Loans grew $3.2 billion or by 2.2% over the linked quarter led by Global Fund Banking loan growth. 4 (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. Continued to return capital to shareholders through the repurchase of 479,470 shares of Class A common stock totaling $900 million in the fourth quarter while maintaining a strong CET1 ratio. 8

9 4Q25 3Q25 4Q24 EPS (basic and diluted) $ 45.81 $ 51.27 $ 43.08 $ 44.62 $ 49.21 $ 45.10 ROE 10.66% 11.93% 10.26% 10.62% 12.56% 11.51 % ROTCE (non-GAAP) 10.94 12.25 10.53 10.91 12.92 11.84 ROA 0.99 1.10 0.98 1.01 1.25 1.14 PPNR ROA (non-GAAP) 1.47 1.50 1.62 1.67 1.58 1.70 NIM 3.20 3.20 3.26 3.26 3.32 3.32 NIM, ex PAA (non-GAAP) 3.11 3.11 3.15 3.15 3.16 3.16 NCO ratio 0.39 0.39 0.65 0.65 0.46 0.46 Efficiency ratio 64.53 60.79 61.27 56.78 63.01 56.98 Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Financial Highlights Note – Adjusted columns, ROTCE, PPNR ROA and NIM, ex PAA represent non-GAAP measures: see Section V entitled Non-GAAP Reconciliations.

10

Quarterly Earnings Highlights

($ in millions)

Reported	4Q25	3Q25	4Q24	Increase (decrease) 4Q25 vs 3Q25 (1) $	Increase (decrease) 4Q25 vs 3Q25 (1) %	Increase (decrease) 4Q25 vs 4Q24 (1) $	Increase (decrease) 4Q25 vs 4Q24 (1) %
Net interest income	$ 1,722	$ 1,734	$ 1,709	$ (12)	(0.6)%	$ 13	0.8 %
Noninterest income	715	699	699	16	2.3	16	2.2
Net revenue	**2,437**	**2,433**	**2,408**	**4**	**0.2**	**29**	**1.2**
Noninterest expense	1,572	1,491	1,517	81	5.5	55	3.6
Pre-provision net revenue (2)	**865**	**942**	**891**	**(77)**	**(8.2)**	**(26)**	**(3.0)**
Provision for credit losses	54	191	155	(137)	(71.7)	(101)	(65.1)
Income before income taxes	**811**	**751**	**736**	**60**	**7.8**	**75**	**10.1**
Income tax expense	231	183	36	48	25.3	195	540.9
Net income	**580**	**568**	**700**	**12**	**2.2**	**(120)**	**(17.1)**
Preferred stock dividends	14	14	15	—	(1.6)	(1)	(5.0)
Net income available to common stockholders	**$ 566**	**$ 554**	**$ 685**	**$ 12**	**2.3 %**	**$ (119)**	**(17.4)%**

Adjustments for notable items	4Q25	3Q25	4Q24
Noninterest income	$ (186)	$ (181)	$ (183)
Noninterest expense	(204)	(212)	(249)
Income tax expense	(50)	12	123

Adjusted (Non-GAAP) (2)	4Q25	3Q25	4Q24	Increase (decrease) 4Q25 vs 3Q25 (1) $	Increase (decrease) 4Q25 vs 3Q25 (1) %	Increase (decrease) 4Q25 vs 4Q24 (1) $	Increase (decrease) 4Q25 vs 4Q24 (1) %
Net interest income	$ 1,722	$ 1,734	$ 1,709	$ (12)	(0.6)%	$ 13	0.8 %
Noninterest income	529	518	516	11	2.4	13	2.6
Net revenue	**2,251**	**2,252**	**2,225**	**(1)**	**0.0**	**26**	**1.2**
Noninterest expense	1,368	1,279	1,268	89	7.1	100	8.0
Pre-provision net revenue (2)	**883**	**973**	**957**	**(90)**	**(9.2)**	**(74)**	**(7.8)**
Provision for credit losses	54	191	155	(137)	(71.7)	(101)	(65.1)
Income before income taxes	**829**	**782**	**802**	**47**	**6.0**	**27**	**3.3**
Income tax expense	181	195	159	(14)	(7.0)	22	13.5
Net income	**648**	**587**	**643**	**61**	**10.3**	**5**	**0.8**
Preferred stock dividends	14	14	15	—	(1.6)	(1)	(5.0)
Net income available to common stockholders	**$ 634**	**$ 573**	**$ 628**	**$ 61**	**10.6 %**	**$ 6**	**0.9 %**

First Citizens BancShares

(1) Percent change is calculated using unrounded numbers.
(2) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

11

Net interest income and margin

($ in millions)


$(12) million & (-6 bps)
$1,709
$1,663
$1,695
$1,734
$1,722
3.32%
3.26%
3.26%
3.26%
3.20%
4Q24
1Q25
2Q25
3Q25
4Q25
NII
NIM


Unchanged & (-4 bps)
$1,627
$1,588
$1,629
$1,673
$1,673
3.16%
3.12%
3.14%
3.15%
3.11%
4Q24
1Q25
2Q25
3Q25
4Q25
NII, ex PAA (Non-GAAP) (1)
NIM, ex PAA (Non-GAAP) (1)

	4Q25			3Q25			4Q24			Change vs 3Q25			Change vs 4Q24		
	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate
Loans and leases (2) (3)	$145,689	$ 2,290	6.24 %	$141,785	$ 2,300	6.44 %	$138,186	$ 2,322	6.69 %	$ 3,904	$ (10)	(0.20)%	$ 7,503	$ (32)	(0.45)%
Investment securities and reverse repos	44,591	424	3.80	45,111	433	3.83	41,045	377	3.67	(520)	(9)	(0.03)	3,546	47	0.13
Interest-earning deposits at banks	23,014	226	3.90	24,146	265	4.36	25,548	302	4.70	(1,132)	(39)	(0.46)	(2,534)	(76)	(0.80)
Total interest-earning assets (3)	**$213,294**	**$ 2,940**	**5.48 %**	**$211,042**	**$ 2,998**	**5.64 %**	**$204,779**	**$ 3,001**	**5.83 %**	**$ 2,252**	**$ (58)**	**(0.16)%**	**$ 8,515**	**$ (61)**	**(0.35)%**
Interest-bearing deposits	$121,433	$ 861	2.81 %	$120,575	$ 911	3.00 %	$114,565	$ 957	3.32 %	$ 858	$ (50)	(0.19)%	$ 6,868	$ (96)	(0.51)%
Total borrowings	38,196	357	3.74	38,258	353	3.70	37,092	335	3.61	(62)	4	0.04	1,104	22	0.13
Total interest-bearing liabilities	**$159,629**	**$ 1,218**	**3.03 %**	**$158,833**	**$ 1,264**	**3.16 %**	**$151,657**	**$ 1,292**	**3.39 %**	**$ 796**	**$ (46)**	**(0.13)%**	**$ 7,972**	**$ (74)**	**(0.36)%**
Net interest income		**$ 1,722**			**$ 1,734**			**$ 1,709**			**$ (12)**			**$ 13**	
Net interest spread (3)			**2.45 %**			**2.48 %**			**2.44 %**			**(0.03)%**			**0.01 %**
Net interest margin (3)			**3.20 %**			**3.26 %**			**3.32 %**			**(0.06)%**			**(0.12)%**

First Citizens BancShares

Note – Certain items above do not precisely recalculate as presented due to rounding.
(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) Loans and leases include nonaccrual loans and loans held for sale. Interest income on loans and leases includes loan PAA income and loan fees.
(3) The average balances and yields for loans and leases are calculated net of average credit balances of factoring clients to appropriately reflect the interest-earning portion of factoring receivables.

12 3.32% 0.29% 0.06% 0.05% (0.24)% (0.17)% (0.06)% (0.03)% (0.02)% 3.20% 4Q24 Deposit rate Investment yield / volume Loan volume Loan yield FFS yield / volume PAA Deposit volume Debt rate / volume 4Q25 4Q24 to 4Q25 (-12 bps) NIM Rollforward 3.26% 0.10% 0.07% (0.11)% (0.05)% (0.03)% (0.02)% (0.02)% 3.20% 3Q25 Deposit rate Loan volume Loan yield Yield on FFS FFS volume Investment volume PAA 4Q25 3Q25 to 4Q25 (-6 bps)

13 Deposit Betas Highlights • Our total cumulative deposit beta peaked in August prior to the September rate cuts. • Deposit betas are currently modeled to have a portfolio average of approximately 35%-40% over the twelve-month forecast horizon, including 50%-55% for interest-bearing non-maturity deposits. • Mid/higher beta categories: ◦ > 30% beta on Direct Bank and SVB Commercial money market, savings and time deposit accounts. ◦ 20 to 30% beta on Branch Network commercial money market accounts and Community Association Banking checking with interest and money market accounts. • Lower beta categories: ◦ 0 to 20% beta on total noninterest bearing deposits and Branch Network consumer money market accounts, checking with interest and savings accounts. 23% 30% 37% 42% 45% 46% 47% 12% 20% 34% 39% 39% 38% 31% 46% 53% 58% 61% 63% 64% 16% 26% 49% 56% 56% 52% 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 - Jul/Aug 3Q24 - Sep 4Q24 1Q25 2Q25 3Q25 4Q25 Tightening Cycle Easing Cycle Terminal beta 42% 42% 42% 43% 42% 58% 58% 58% 57% 58% Mid/higher beta categories Lower beta categories 4Q24 1Q25 2Q25 3Q25 4Q25 Total Deposits Actual cumulative beta Actual cumulative beta IBD

14 $699 $635 $678 $699 $715 $516 $479 $513 $518 $529 $183 $156 $165 $181 $186 4Q24 1Q25 2Q25 3Q25 4Q25 Noninterest income ($ in millions) Adjusted (Non-GAAP) (1) Notable items (2) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Refer to Section V for notable item details. Noninterest income Increase (decrease) 4Q25 vs 3Q25 4Q25 vs 4Q24 4Q25 3Q25 2Q25 1Q25 4Q24 $ % $ % Total reported noninterest income $ 715 $ 699 $ 678 $ 635 $ 699 $ 16 2.3% $ 16 2.2 % Notable items (2) 186 181 165 156 183 5 2.8 3 1.6 Total adjusted noninterest income (1) $ 529 $ 518 $ 513 $ 479 $ 516 $ 11 2.4% $ 13 2.6 % Adjusted rental income on operating lease equipment $ 115 $ 108 $ 117 $ 114 $ 120 $ 7 6.5% $ (5) (4.4) % Lending-related fees 64 67 69 66 68 (3) (5.9) (4) (6.5) Deposit fees and service charges 63 61 59 58 58 2 2.7 5 8.8 Client investment fees 54 58 52 53 54 (4) (6.4) — (0.7) Wealth management services 61 57 55 56 54 4 7.4 7 12.8 International fees 37 34 33 32 33 3 8.3 4 11.8 Factoring commissions 20 18 18 17 20 2 12.5 — — Cardholder services, net 37 39 41 41 41 (2) (2.0) (4) (7.3) Merchant services, net 13 12 13 14 13 1 12.5 — (3.0) Insurance commissions 12 13 14 14 13 (1) (6.0) (1) (5.1) Other noninterest income 53 51 42 14 42 2 4.1 11 27.6

15 $1,517 $1,493 $1,500 $1,491 $1,572 $1,268 $1,277 $1,279 $1,279 $1,368 $249 $216 $221 $212 $204 4Q24 1Q25 2Q25 3Q25 4Q25 Noninterest expense ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Refer to Section V for notable item details. Adjusted (Non-GAAP) (1) Notable items (2) Noninterest expense Increase (decrease) 4Q25 vs 3Q25 4Q25 vs 4Q24 4Q25 3Q25 2Q25 1Q25 4Q24 $ % $ % Total reported noninterest expense $ 1,572 $ 1,491 $ 1,500 $ 1,493 $ 1,517 $ 81 5.5% $ 55 3.6 % Notable items 204 212 221 216 249 (8) (3.8) (45) (18.1) Total adjusted noninterest expense (1) $ 1,368 $ 1,279 $ 1,279 $ 1,277 $ 1,268 $ 89 7.1% $ 100 8.0 % Personnel cost $ 849 $ 811 $ 810 $ 818 $ 801 $ 38 4.7% $ 48 6.0 % Net occupancy expense 61 58 61 58 60 3 6.3 1 2.3 Equipment expense 151 137 131 136 136 14 11.1 15 11.0 Professional fees 34 26 30 25 30 8 28.7 4 12.2 Third-party processing fees 75 67 63 63 57 8 10.8 18 30.7 FDIC insurance expense 39 38 38 38 33 1 — 6 17.7 Marketing expense 45 33 32 32 24 12 38.7 21 85.7 Other noninterest expense 114 109 114 107 127 5 6.1 (13) (8.9)

16

Balance Sheet Highlights

($ in millions, except per share data)

SELECT PERIOD END BALANCES	4Q25	3Q25	4Q24	Increase (decrease) 4Q25 vs 3Q25 (1) $	4Q25 vs 3Q25 (1) %	4Q25 vs 4Q24 (1) $	4Q25 vs 4Q24 (1) %
Interest-earning deposits at banks	$ 19,801	$ 24,798	$ 21,364	$ (4,997)	(79.9)%	$ (1,563)	(7.3)%
Investment securities	41,564	45,124	44,090	(3,560)	(31.3)	(2,526)	(5.7)
Loans and leases	147,930	144,758	140,221	3,172	8.7	7,709	5.5
Operating lease equipment, net (2)	9,621	9,446	9,323	175	7.3	298	3.2
Deposits	161,578	163,190	155,229	(1,612)	(3.9)	6,349	4.1
Noninterest-bearing deposits	40,653	42,752	38,633	(2,099)	(19.5)	2,020	5.2
Borrowings	36,008	38,675	37,051	(2,667)	(27.4)	(1,043)	(2.8)
Tangible common equity (non-GAAP) (3)	20,322	20,551	20,752	(229)	(4.4)	(430)	(2.1)
Common equity	20,863	21,105	21,347	(242)	(4.5)	(484)	(2.3)
Stockholders' equity	22,238	21,986	22,228	252	4.5	10	—
Off-balance sheet client funds	69,703	67,056	62,399	2,647	15.7	7,304	11.7

KEY METRICS	4Q25	3Q25	4Q24	Increase (decrease) 4Q25 vs 3Q25	4Q25 vs 4Q24
CET1 ratio (4)	11.15 %	11.65 %	12.99 %	(0.50)%	(1.84)%
Book value per common share	$ 1,718.71	$ 1,672.54	$ 1,556.16	$ 46.17	$ 162.55
Tangible book value per common share (non-GAAP) (3)	1,674.11	1,628.64	1,512.77	45.47	161.34
Tangible capital to tangible assets (non-GAAP) (3)	8.87 %	8.82 %	9.30 %	0.05 %	(0.43)%
Loan to deposit ratio	91.55	88.71	90.33	2.84	1.22
ALLL to total loans and leases	1.06	1.14	1.20	(0.08)	(0.14)
Noninterest-bearing deposits to total deposits	25.16	26.20	24.89	(1.04)	0.27
Uninsured deposits	38 %	37 %	38 %	1 %	— %
Total liquid assets (available cash + HQLS)	$ 56,006	$ 61,924	$ 59,339	$ (5,918)	$ (3,333)
Total liquidity (liquid assets & contingent sources)	86,743	93,274	86,628	(6,531)	115
Total liquidity / uninsured deposits	140 %	156 %	146 %	(16.00)%	(6.00)%

First Citizens BancShares

(1) Percent change is calculated using unrounded numbers and the linked quarter is annualized.
(2) Operating lease equipment, net includes $8.9 billion of rail assets as of 4Q25.
(3) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(4) The SLA was terminated in early 2Q25 and therefore does not benefit risk-based capital ratios for subsequent period ends. Risk-based capital ratios prior to 2Q25 include the benefit of the SLA.

17 $140,221 $141,358 $141,269 $144,758 $147,930 $75,334 $76,511 $76,282 $79,533 $82,972 $64,887 $64,847 $64,987 $65,225 $64,958 Commercial Bank General Bank 4Q24 1Q25 2Q25 3Q25 4Q25 Note – Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals. $144,758 $3,439 $(267) $147,930 3Q25 Commercial Bank General Bank 4Q25 $142,857 $3,822 $265 $146,944 3Q25 Commercial Bank General Bank 4Q25 Average RollforwardPeriod End Rollforward Average LoansPeriod End Loans $139,641 $140,780 $141,791 $142,857 $146,944 $74,164 $75,890 $76,842 $77,798 $81,620 $65,477 $64,890 $64,949 $65,059 $65,324 Commercial Bank General Bank Yield on loans 4Q24 1Q25 2Q25 3Q25 4Q25 6.49% 6.47% 6.44% 6.24%6.69% Loans and Leases ($ in millions) $3.2 billion & 2.2% $4.1 billion & 2.9%

18

Loans and Leases Composition

Period End Balances ($ in millions)	4Q25	3Q25	4Q24	Increase (decrease) 4Q25 vs 3Q25 (1) $	4Q25 vs 3Q25 (1) %	4Q25 vs 4Q24 (1) $	4Q25 vs 4Q24 (1) %
Branch Network & Other	$ 44,274	$ 43,975	$ 44,000	$ 299	2.7 %	$ 274	0.6 %
Wealth & Private Banking	11,081	10,956	10,638	125	4.5	443	4.2
Mortgage (2)	9,603	10,294	10,249	(691)	(26.6)	(646)	(6.3)
General Bank Segment (2)	**64,958**	**65,225**	**64,887**	**(267)**	**(1.6)**	**71**	**0.1**
SVB Commercial	44,147	40,629	37,375	3,518	34.4	6,772	18.1
Commercial Finance & Middle Market Banking	32,897	32,931	32,137	(34)	(0.4)	760	2.4
Equipment Finance	5,928	5,973	5,822	(45)	(3.0)	106	1.8
Commercial Bank Segment (3)	**82,972**	**79,533**	**75,334**	**3,439**	**17.2**	**7,638**	**10.1**
Total Loans	**$ 147,930**	**$ 144,758**	**$ 140,221**	**$ 3,172**	**8.7 %**	**$ 7,709**	**5.5 %**

Class ($ in billions)



2%
2%
12%
30%
16%
17%
21%
Commercial and industrial ($44.7)
Capital call lines ($31.8)
Residential and revolving mortgage ($24.7)
Commercial real estate ($23.8)
Owner occupied commercial mortgage ($17.7)
Investor dependent ($2.8)
Auto and other consumer ($2.5)

Segment / Business ($ in billions)



4%
22%
30%
30%
8%
6%
General Bank:
Branch Network & Other ($44.3)
Wealth & Private Banking ($11.1)
Mortgage ($9.6)
Commercial Bank: (2)
SVB Commercial ($44.1)
Commercial Finance & Middle Market Banking ($32.9)
Equipment Finance ($5.9)

First Citizens BancShares

Note – Totals may not foot due to rounding.
(1) Percent change is calculated using unrounded numbers and the linked quarter is annualized.
(2) Fourth quarter 2025 includes the impact of a transfer of loans to held for sale from the Mortgage portfolio, reducing period end balances by $694 million.
(3) Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals.

19 $155,229 $159,325 $159,935 $163,190 $161,578 $116,596 $118,558 $119,056 $120,438 $120,925 $38,633 $40,767 $40,879 $42,752 $40,653 Interest-bearing Noninterest-bearing 4Q24 1Q25 2Q25 3Q25 4Q25 Deposits ($ in millions) $154,534 $156,378 $157,664 $160,624 $163,191 $114,565 $117,224 $118,582 $120,575 $121,433 $39,969 $39,154 $39,082 $40,049 $41,758 Interest-bearing Noninterest-bearing Cost of deposits 4Q24 1Q25 2Q25 3Q25 4Q25 $163,190 $487 $(2,099) $161,578 3Q25 Interest- bearing Noninterest- bearing 4Q25 $160,624 $858 $1,709 $163,191 3Q25 Interest- bearing Noninterest- bearing 4Q25 2.32% 2.27% 2.25% 2.09%2.46% Period End Deposits Average Deposits Period End Rollforward Average Rollforward $(1.6) billion & (-1.0%) $2.6 billion & 1.6%

20

Deposit Composition

Period End Balances ($ in millions)	4Q25	3Q25	4Q24	Increase (decrease) 4Q25 vs 3Q25 (1) $	%	4Q25 vs 4Q24 (1) $	%
Branch Network & Other	$ 63,190	$ 63,112	$ 61,611	$ 78	0.5 %	$ 1,579	2.6 %
Community Association Banking	7,739	7,787	7,486	(48)	(2.4)	253	3.4
Wealth & Private Banking	3,867	3,697	3,859	170	18.2	8	0.2
General Bank Segment	**74,796**	**74,596**	**72,956**	**200**	**1.1**	**1,840**	**2.5**
SVB Commercial	38,437	39,891	36,524	(1,454)	(14.5)	1,913	5.2
Other	3,097	2,980	3,520	117	15.6	(423)	(12.0)
Commercial Bank Segment (2)	**41,534**	**42,871**	**40,044**	**(1,337)**	**(12.4)**	**1,490**	**3.7**
Direct Bank	44,802	45,146	41,093	(344)	(3.0)	3,709	9.0
Other	446	577	1,136	(131)	(90.1)	(690)	(60.7)
Corporate	**45,248**	**45,723**	**42,229**	**(475)**	**(4.1)**	**3,019**	**7.1**
Total Deposits	**$ 161,578**	**$ 163,190**	**$ 155,229**	**$ (1,612)**	**(3.9)%**	**$ 6,349**	**4.1 %**

Type ($ in billions)



7%
15%
25%
53%
Money market & savings ($85.3)
Noninterest-bearing demand ($40.7)
Checking with interest ($24.4)
Time deposits ($11.2)

Segment / Business ($ in billions)



1%
27%
39%
2%
24%
2%
5%
General Bank:
Branch Network & Other ($63.2)
Community Association Banking ($7.7)
Wealth & Private Banking ($3.9)
Commercial Bank: (2)
SVB Commercial ($38.4)
Other ($3.1)
Corporate:
Direct Bank ($44.8)
Other ($0.4)

First Citizens BancShares

Note – Totals may not foot due to rounding.
(1) Percent change is calculated using unrounded numbers and the linked quarter is annualized.
(2) Commercial Bank includes a small amount of Rail deposits (less than $50 million in all periods).

21 US VC investment (2) Total client funds (Avg)Total client funds (EOP) SVB Commercial Funding Trends ($ in billions) $98.8 $99.4 $101.7 $106.9 $108.1 $62.3 $62.4 $63.9 $67.0 $69.7 $36.5 $37.0 $37.8 $39.9 $38.4 Off-balance sheet client funds Deposits 4Q24 1Q25 2Q25 3Q25 4Q25 $97.3 $99.4 $97.3 $103.1 $107.7 $60.7 $63.8 $61.8 $65.4 $68.5 $36.7 $35.6 $35.5 $37.7 $39.2 Off-balance sheet client funds Deposits 4Q24 1Q25 2Q25 3Q25 4Q25 40 39 49 48 80 87 91 101 81 71 45 39 56 37 36 40 38 51 43 81 92 77 79 92 Deal Value ($B) 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 $1.2 billion or 1.1% $4.6 billion or 4.5% (1) The change in deposits between 4Q24 and 1Q25 includes the impact of the strategic decision to shift $2.4 billion in select cash sweep deposits to off-balance sheet client funds in 1Q25. (2) US VC investment data is sourced using PitchBook Data, Inc. and subject to prior period revisions. (1) (1)

22 3.39% 3.22% 3.19% 3.16% 3.03% 3.32% 3.09% 3.02% 3.00% 2.81% 2.46% 2.32% 2.27% 2.25% 2.09% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 4Q24 1Q25 2Q25 3Q25 4Q25 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Cost of funds Period End Balances Increase (decrease) 4Q25 3Q25 2Q25 1Q25 4Q24 4Q25 vs 3Q25 4Q25 vs 4Q24 Total deposits $ 161,578 81.8% $ 163,190 80.8% $ 159,935 80.8% $ 159,325 80.6% $ 155,229 80.7% $ (1,612) $ 6,349 Securities sold under customer repurchase agreements 224 0.1 423 0.2 471 0.2 450 0.2 367 0.2 (199) (143) Purchase money note 33,385 16.9 35,854 17.8 35,841 18.1 35,829 18.1 35,816 18.6 (2,469) (2,431) FHLB borrowings — — — — — — — — — — — — Subordinated debt 1,772 0.9 1,775 0.9 1,182 0.6 1,536 0.8 795 0.4 (3) 977 Senior unsecured borrowings 555 0.3 555 0.3 555 0.3 555 0.3 58 — — 497 Other borrowings 72 — 68 — 63 — 36 — 15 — 4 57 Total deposits and borrowed funds $ 197,586 100% $ 201,865 100% $ 198,047 100% $ 197,731 100% $ 192,280 100% $ (4,279) $ 5,306 Funding Mix ($ in millions) Highlights 4Q25 vs 3Q25 • Repaid $2.5 billion of the FDIC Purchase Money Note in December 2025. • Given reduction in total borrowings, funding mix improved slightly to approximately 82% of our funding provided by deposits. • Total cost of deposits and cost of interest-bearing deposits decreased by 16 and 19 basis points, respectively. Note – Funding mix percentages may not foot due to rounding.

23 $155 $154 $115 $191 $54 Provision for credit losses 4Q24 1Q25 2Q25 3Q25 4Q25 Credit Quality Trends and Allowance ($ in millions) Net charge-offs & NCO ratio Provision for credit losses $160 $144 $119 $234 $143 0.46% 0.41% 0.33% 0.65% 0.39% NCO $ QTD NCO ratio YTD NCO ratio 4Q24 1Q25 2Q25 3Q25 4Q25 Nonaccrual loans / total loans & leases Allowance & ALLL ratio $1,676 $1,680 $1,672 $1,652 $1,566 1.20% 1.19% 1.18% 1.14% 1.06% ALLL ALLL ratio 4Q24 1Q25 2Q25 3Q25 4Q25 0.45%0.39% 0.41% 0.37% 0.47% $1,184 $1,206 $1,319 $1,406 $1,307 0.84% 0.85% 0.93% 0.97% 0.88% Nonaccrual loans Nonaccrual loans to total loans 4Q24 1Q25 2Q25 3Q25 4Q25 (1) 3Q25 includes an $82 million individual client charge-off in the Commercial Services business within the Commercial Bank segment. This loss contributed 23 bps to the 3Q25 NCO ratio and impacted the quarterly provision for credit losses by $82 million. (2) The $82 million individual client charge-off in 3Q25, contributed 6 bps to the 2025 YTD NCO ratio. (1) (1)(2)

24 $1,652 $(43) $(25) $(21) $(11) $14 $1,566 3Q25 Specific reserves Portfolio changes Economic outlook Credit quality Loan volume 4Q25 Highlights 4Q25 vs 3Q25 • ALLL decreased $86 million from the linked quarter. • The decrease compared to the linked quarter was driven by lower specific reserves, growth in higher credit quality loan portfolios, including Global Fund Banking, and improvements in the macroeconomic outlook. • The ALLL covered annualized net charge-offs 2.7 times. The increase in coverage compared to the linked quarter was driven by an $82 million Commercial Bank segment net charge-off in the linked quarter. The ALLL provided 1.2 times coverage of nonaccrual loans. ALLL Coverage 2.6x 2.9x 3.5x 1.7x 2.7x 1.4x 1.4x 1.3x 1.2x 1.2x ALLL ratio / NCO ratio ALLL / Nonaccrual loans 4Q24 1Q25 2Q25 3Q25 4Q25 3Q25 to 4Q25 Allowance for loan and lease losses ($ in millions)

25

Capital

Reported capital ratios (1)


15.04%
13.53%
12.99%
9.90%
15.23%
13.35%
12.81%
9.75%
14.25%
12.63%
12.12%
9.62%
14.05%
12.15%
11.65%
9.34%
13.71%
11.91%
11.15%
9.29%
4Q24
1Q25
2Q25
3Q25
4Q25
CET1 (1)
Tier 1
Total
Tier 1 Lev

Capital ratio rollforward

	Risk-Based Capital (1) Total	Tier 1	CET1	Tier 1 Leverage
December 31, 2024	**15.04%**	**13.53%**	**12.99%**	**9.90%**
September 30, 2025	**14.05%**	**12.15%**	**11.65%**	**9.34%**
Preferred issuance	0.28%	0.28%	0.00%	0.21%
Net income	0.33%	0.33%	0.33%	0.25%
Change in risk-weighted/average assets	-0.37%	-0.32%	-0.30%	-0.11%
Share repurchases	-0.51%	-0.51%	-0.51%	-0.39%
Common dividends	-0.01%	-0.01%	-0.01%	-0.01%
Preferred dividends	-0.01%	-0.01%	-0.01%	-0.01%
Other	-0.05%	0.00%	0.00%	0.01%
December 31, 2025	**13.71%**	**11.91%**	**11.15%**	**9.29%**
Change since September 30, 2025	**-0.34%**	**-0.24%**	**-0.50%**	**-0.05%**

Adjusted risk-based capital ratios (1)


14.27%
12.84%
12.33%
14.49%
12.70%
12.19%
14.25%
12.63%
12.12%
14.05%
12.15%
11.65%
13.71%
11.91%
11.15%
4Q24
1Q25
2Q25
3Q25
4Q25
CET1
Tier 1
Total

Tangible book value per share (2)


$1,512.77
$181.03
$43.47
($55.21)
($7.95)
$1,674.11
4Q24
Retained earnings
AOCI
Share repurchases
Common dividends
4Q25

First Citizens BancShares

Note – The above capital ratios represent BancShares ratios and are preliminary pending completion of quarterly regulatory filings.
(1) The SLA was terminated in early 2Q25 and therefore does not benefit risk-based capital ratios for subsequent period ends. Reported risk-based capital ratios prior to 2Q25 include the benefit of the SLA while the adjusted capital ratios prior to 2Q25 exclude the SLA benefit.
(2) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

26 Share Repurchase Plan Update • Since announcing a share repurchase plan in July 2024, we have repurchased 18.30% of Class A common shares and 17.03% of total common shares that were outstanding (1) as of June 30, 2024. • During the third quarter of 2025 we fully utilized the $3.5 billion share repurchase plan announced in July 2024 and subsequently began repurchasing shares under the $4.0 billion share repurchase plan announced in July 2025. • As of December 31, 2025 we had used 30% of the $4.0 billion share repurchase plan announced in July 2025 and had $2.8 billion of remaining repurchase capacity from that plan. Highlights Class A Common Shares Outstanding Repurchase Summary (through 1/20/26) Period Shares Average Price Total Cost ($ in millions) 2024 814,641 $ 2,041.35 $ 1,662.97 1Q25 302,683 2,025.31 613.03 2Q25 338,959 1,808.46 612.99 3Q25 457,350 1,967.87 900.01 4Q25 479,470 1,877.07 900.00 01/01/26 to 01/20/26 81,485 2,170.53 176.87 Total 2,474,588 $ 1,966.33 $ 4,865.86 13,524,550 (814,641) (1,578,462) (81,485) 11,049,962 6/30/2024 Repurchased 2024 Repurchased 2025 Repurchased 2026 YTD 1/20/2026 (1) Total common shares outstanding includes 1,005,185 of Class B common shares outstanding as of June 30, 2024 and January 20, 2026.

Financial Outlook Section III

28

Key Earnings Estimate Assumptions

Metric	4Q25	1Q26 - Projected	FY26 - Projected
Loans and leases - EOP	**$147.9 billion**	$148 billion - $151 billion	$153 billion - $157 billion
Deposits - EOP	**$161.6 billion**	$164 billion - $167 billion	$181 billion - $186 billion
Interest rates		Zero to one 25 bps cut in 1Q26	Zero to four 25 bps cuts in 2026; Fed funds ending between 2.50% - 3.75%
Net interest income	**$1.7 billion**	$1.6 billion - $1.7 billion	$6.5 billion - $6.9 billion
Net charge-off ratio (annualized where applicable)	**39 bps**	35 bps - 45 bps	35 bps - 45 bps
Adjusted noninterest income	**$529 million** (1)	$500 million - $530 million	$2.1 billion - $2.2 billion
Adjusted noninterest expense	**$1.37 billion** (1)	$1.34 billion - $1.38 billion	$5.37 billion - $5.46 billion
Effective tax rate	**28.4%**	24.5% - 25.5%	24.5% - 25.5%

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares' control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

First Citizens BancShares

Changes in the operating environment could introduce select risks to these assumptions. Please see important notices on forward looking statements found on page 3 for additional detail on inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict.

Appendix Section IV

30 Reclassifications In certain instances, amounts reported for prior periods in this investor presentation have been reclassified to conform to the current financial statement presentation. Such reclassifications had no effect on previously reported stockholders’ equity or net income. Segment Reclassifications BancShares modified its segment reporting during the first quarter of 2025 as we transferred certain components from the SVB Commercial and General Bank segments to the Commercial Bank segment and modified our segment expense allocation methodology. The segment reporting updates did not result in the addition or removal of any of our existing segments at December 31, 2024, and the global fund banking and investor dependent loan portfolios, as well as a substantial portion of the innovation commercial and industrial (“innovation C&I”) and cash flow dependent loan portfolios, remained in the SVB Commercial segment. Segment disclosures for 2024 periods included in this presentation were recast to conform with the above described segment reporting changes. During the fourth quarter of 2025, BancShares changed the composition of the Commercial Bank segment to include SVB Commercial, which was previously a separate segment, and prior period segment financial information was recast accordingly. The methodologies that we use to allocate items among our segments are dynamic and may be updated periodically to reflect enhanced expense base allocation drivers, changes in the risk profile of a segment or changes in our organizational structure. Accordingly, financial results may be revised periodically to reflect these enhancements. Class Reclassifications During the second quarter of 2025, the loan classes which were reported in the SVB portfolio in the 2024 Form 10-K, were recast to the Commercial portfolio (the “2025 Loan Class Changes”) as summarized below. • Global fund banking remained a separate loan class, but is reported as a component of the Commercial portfolio. • Investor dependent–early stage and investor dependent–growth stage were combined into a single investor dependent loan class, which is reported as a component of the Commercial portfolio. • Cash flow dependent and innovation C&I was combined with the commercial and industrial loan class, which is reported as a component of the Commercial portfolio. Loan and leases for all periods presented in this presentation were recast to reflect the 2025 Loan Class Changes. The segment information in this presentation was not recast as a result of the 2025 Loan Class Changes because the composition of reportable segments is separate and distinct from the identification of loan classes. During the fourth quarter of 2025, we updated our loan classes as summarized below (“4Q25 Loan Class Changes”): • Commercial real estate is a separate loan class. Prior to the 4Q25 Loan Class Changes, commercial real estate loans were primarily included in the non-owner occupied commercial mortgage and commercial construction loan classes. Additionally, commercial and industrial loans for the purpose of acquiring, constructing or developing real estate were previously included in the commercial and industrial loan class, and residential construction loans were previously included in the residential mortgage loan class. • Capital call lines is a separate loan class. Prior to the 4Q25 Loan Class Changes, global fund banking (which included capital call lines and certain other commercial and industrial loans in the Global Fund Banking line of business) was a separate loan class. • Commercial and industrial remained a separate loan class, but the composition was updated to: (i) include certain other commercial and industrial loans that were previously included in the global fund banking loan class prior to the 4Q25 Loan Class Changes, (ii) include leases, which was previously a separate loan class, and (iii) exclude commercial real estate loans that were previously included in the commercial and industrial loan class. • Residential mortgage loans remained a separate loan class, but the composition was updated to exclude residential construction loans which are included in the commercial real estate loan class after the 4Q25 Loan Class Changes. During the second quarter of 2025, the loan classes which were reported in the SVB portfolio in the 2024 Form 10-K, were recast to the Commercial portfolio (the “2Q25 Loan Class Changes”). Loan and lease disclosures for all periods presented in this Investor Presentation were recast to reflect the 2Q25 Loan Class Changes and 4Q25 Loan Class Changes. Reclassifications

31 Glossary of Abbreviations and Acronyms The following is a list of certain abbreviations and acronyms used throughout this document. AFS – Available for Sale ALLL – Allowance for Loan and Lease Losses AOCI – Accumulated Other Comprehensive Income bps – Basis point(s); 1 bp = 0.01% C&I – Commercial and Industrial CET1 – Common Equity Tier 1 EOP – End of Period EPS – Earnings Per Share FDIC – Federal Deposit Insurance Corporation FFS – Fed Funds Sold FHLB – Federal Home Loan Bank FY – Full Year GAAP – United States Generally Accepted Accounting Principles HQLS – High-Quality Liquid Securities HTM – Held to Maturity IBD – Interest-Bearing Deposits NCO – Net Charge-Off NII – Net Interest Income NIM – Net Interest Margin NM – Not Meaningful OBS – Off-balance sheet PAA – Purchase Accounting Accretion or Amortization PPNR – Pre-Provision Net Revenue ROA – Return on Average Assets ROE – Return on Average Common Stockholders’ Equity ROTCE – Return on Average Tangible Common Stockholders’ Equity SLA – Shared Loss Agreement with the FDIC VC – Venture Capital YTD – Year-to-date

32

BancShares Balance Sheets (unaudited)

($ in millions)

	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
ASSETS					
Cash and due from banks	$ 801	$ 874	$ 889	$ 812	$ 814
Interest-earning deposits at banks	19,801	24,798	26,184	24,692	21,364
Securities purchased under agreements to resell	232	83	300	345	158
Investment in marketable equity securities	127	110	97	95	101
Investment securities available for sale	31,790	34,963	33,060	33,900	33,750
Investment securities held to maturity	9,647	10,051	10,189	10,324	10,239
Assets held for sale	804	112	125	185	85
Loans and leases	147,930	144,758	141,269	141,358	140,221
Allowance for loan and lease losses	(1,566)	(1,652)	(1,672)	(1,680)	(1,676)
Loans and leases, net of allowance for loan and lease losses	**146,364**	**143,106**	**139,597**	**139,678**	**138,545**
Operating lease equipment, net	9,621	9,446	9,466	9,371	9,323
Premises and equipment, net	2,447	2,283	2,115	2,044	2,006
Goodwill	346	346	346	346	346
Other intangible assets, net	195	208	221	234	249
Other assets	7,523	7,108	7,064	6,796	6,740
Total assets	**$ 229,698**	**$ 233,488**	**$ 229,653**	**$ 228,822**	**$ 223,720**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 40,653	$ 42,752	$ 40,879	$ 40,767	$ 38,633
Interest-bearing	120,925	120,438	119,056	118,558	116,596
Total deposits	**161,578**	**163,190**	**159,935**	**159,325**	**155,229**
Credit balances of factoring clients	1,148	1,326	1,077	1,145	1,016
Short-term borrowings	224	423	471	450	367
Long-term borrowings	35,784	38,252	37,641	37,956	36,684
Total borrowings	36,008	38,675	38,112	38,406	37,051
Other liabilities	8,726	8,311	8,233	7,651	8,196
Total liabilities	**207,460**	**211,502**	**207,357**	**206,527**	**201,492**
STOCKHOLDERS' EQUITY					
Preferred stock	1,375	881	881	881	881
Common stock	12	13	13	13	14
Additional paid in capital	—	270	1,179	1,798	2,417
Retained earnings	20,768	20,866	20,337	19,802	19,361
Accumulated other comprehensive loss	83	(44)	(114)	(199)	(445)
Total stockholders' equity	**22,238**	**21,986**	**22,296**	**22,295**	**22,228**
Total liabilities and stockholders' equity	**$ 229,698**	**$ 233,488**	**$ 229,653**	**$ 228,822**	**$ 223,720**

First Citizens BancShares

33

BancShares Income Statements (unaudited)

($ in millions)

	4Q25	3Q25	2Q25	1Q25	4Q24
INTEREST INCOME					
Interest and fees on loans	$ 2,290	$ 2,300	$ 2,270	$ 2,236	$ 2,322
Interest on investment securities	424	433	419	414	377
Interest on deposits at banks	226	265	256	245	302
Total interest income	**2,940**	**2,998**	**2,945**	**2,895**	**3,001**
INTEREST EXPENSE					
Deposits	861	911	894	893	957
Borrowings	357	353	356	339	335
Total interest expense	1,218	1,264	1,250	1,232	1,292
Net interest income	**1,722**	**1,734**	**1,695**	**1,663**	**1,709**
Provision for credit losses	54	191	115	154	155
Net interest income after provision for credit losses	**1,668**	**1,543**	**1,580**	**1,509**	**1,554**
NONINTEREST INCOME					
Rental income on operating lease equipment	281	273	272	270	272
Lending-related fees	64	67	69	66	68
Deposit fees and service charges	63	61	59	58	58
Client investment fees	54	58	52	53	54
Wealth management services	61	57	55	56	54
International fees	37	34	33	32	33
Factoring commissions	20	18	18	17	20
Cardholder services, net	37	39	41	41	41
Merchant services, net	13	12	13	14	13
Insurance commissions	12	13	14	14	13
Realized gain on sale of investment securities, net	3	—	—	—	2
Fair value adjustment on marketable equity securities, net	12	13	2	(5)	10
Gain on sale of leasing equipment, net	14	3	8	5	11
Loss on extinguishment of debt	(9)	—	—	—	—
Other noninterest income	53	51	42	14	50
Total noninterest income	**715**	**699**	**678**	**635**	**699**
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	102	98	100	98	101
Maintenance and other operating lease expenses	64	67	55	58	55
Personnel cost	849	817	810	818	801
Net occupancy expense	61	58	61	58	60
Equipment expense	151	137	131	136	136
Professional fees	34	26	30	25	30
Third-party processing fees	75	67	63	63	57
FDIC insurance expense	27	38	38	38	33
Marketing expense	45	33	32	32	24
Acquisition-related expenses	33	28	38	42	62
Intangible asset amortization	13	13	13	15	16
Other noninterest expense	118	109	129	110	142
Total noninterest expense	**1,572**	**1,491**	**1,500**	**1,493**	**1,517**
Income before income taxes	**811**	**751**	**758**	**651**	**736**
Income tax expense	231	183	183	168	36
Net income	**$ 580**	**$ 568**	**$ 575**	**$ 483**	**$ 700**
Preferred stock dividends	**$ 14**	**$ 14**	**$ 14**	**$ 15**	**$ 15**
Net income available to common stockholders	**$ 566**	**$ 554**	**$ 561**	**$ 468**	**$ 685**

First Citizens BancShares

34 Average Deposit Account Size and Insured by Segment ($ in billions, except average account size, period end balances) Total deposits Average size Insured % General Bank $ 74.8 $ 37,103 63 % Corporate 45.2 57,918 88 Commercial Bank 41.5 547,487 31 Total $ 161.6 $ 56,240 62 % Note – Commercial Bank includes a small amount of Rail deposits.Totals may not foot due to rounding.

35 (1) 4Q25 (1) Carrying value (2) % of Portfolio Yield (3) Duration in years AFS Portfolio U.S. Treasury $ 10,673 26% 4.20% 1.1 Government agency 43 — 1.98 0.3 Residential mortgage-backed securities 17,623 43 4.24 3.1 Commercial mortgage-backed securities 3,299 8 4.07 2.1 Corporate bonds 140 — 7.89 0.9 Municipal bonds 12 — 5.71 16.6 Total AFS portfolio $ 31,790 77% 4.23% 2.3 HTM portfolio U.S. Treasury $ 388 1% 1.42% 1.8 Government agency 1,225 3 1.58 2.3 Residential mortgage-backed securities 4,450 10 2.65 5.4 Commercial mortgage-backed securities 3,337 8 2.26 3.2 Other investments 247 1 1.62 3.9 Total HTM portfolio $ 9,647 23% 2.30% 4.1 Grand total $ 41,437 100% 3.80% 2.7 Debt Securities Overview ($ in millions, period end balances) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter.

36

General Bank Segment

($ in millions)

						Increase (decrease)			
						4Q25 vs 3Q25		4Q25 vs 4Q24	
Earnings Summary	4Q25	3Q25	2Q25	1Q25	4Q24	$	%	$	%
Net interest income	$ 841	$ 846	$ 824	$ 788	$ 777	$ (5)	(0.5)%	$ 64	8.3 %
Total noninterest income	170	166	164	164	166	4	3.1	4	2.7
Total revenue	**1,011**	**1,012**	**988**	**952**	**943**	**(1)**	**(0.1)**	**68**	**7.3**
Total noninterest expense	604	582	580	565	543	22	4.0	61	11.3
Pre-provision net revenue [(1)]	**407**	**430**	**408**	**387**	**400**	**(23)**	**(5.2)**	**7**	**1.9**
Provision for credit losses	17	1	13	46	22	16	NM	(5)	(24.1)
Income before income taxes	390	429	395	341	378	(39)	(8.8)	12	3.4
Income tax expense	82	109	101	88	92	(27)	(24.4)	(10)	(10.2)
Net income	**$ 308**	**$ 320**	**$ 294**	**$ 253**	**$ 286**	**$ (12)**	**(3.5)%**	**$ 22**	**7.8 %**
Period end Balances [(2)]									
Loans and leases	$ 64,958	$ 65,225	$ 64,987	$ 64,847	$ 64,887	$ (267)	(1.6)%	$ 71	0.1 %
Deposits	74,796	74,596	73,499	74,309	72,956	200	1.1	1,840	2.5
Other Key Metrics									
Number of branches	521	520	526	536	539	1	0.2 %	(18)	(3.3)%
Wealth management assets under management ($B)	$ 61.2	$ 59.9	$ 57.1	$ 54.5	$ 55.5	$ 1.3	2.2	$ 5.7	10.3
Card volume	4,713	4,621	4,629	4,339	4,561	92	2.0	152	3.3
Merchant volume	1,799	1,827	1,882	1,761	1,759	(28)	(1.5)	40	2.3

First Citizens BancShares

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) Percent changes are calculated using unrounded numbers and the linked quarter is annualized.

37

Commercial Bank Segment

($ in millions)

Earnings Summary	4Q25	3Q25	2Q25	1Q25	4Q24	Increase (decrease) 4Q25 vs 3Q25 $	4Q25 vs 3Q25 %	4Q25 vs 4Q24 $	4Q25 vs 4Q24 %
Net interest income	$ 834	$ 796	$ 789	$ 786	$ 851	$ 38	4.8 %	$ (17)	(2.0)%
Rental income on operating lease equipment	55	54	54	56	55	1	0.9	—	—
Less: depreciation on operating lease equipment	44	43	44	44	44	1	1.0	—	—
Adjusted rental income on operating lease equipment [(1)]	11	11	10	12	11	—	—	—	—
All other noninterest income	241	236	228	201	238	5	2.4	3	1.8
Noninterest income, net [(1)]	252	247	238	213	249	5	2.0	3	1.2
Revenue	**1,086**	**1,043**	**1,027**	**999**	**1,100**	**43**	**4.1**	**(14)**	**(1.3)**
Noninterest expense, net [(1)]	612	596	605	610	618	16	2.7	(6)	(1.0)
Pre-provision net revenue [(1)]	**474**	**447**	**422**	**389**	**482**	**27**	**5.8**	**(8)**	**(1.8)**
Provision for credit losses	37	190	102	108	133	(153)	(80.4)	(96)	(72.1)
Income before income taxes	437	257	320	281	349	180	69.1	88	24.9
Income tax expense	102	64	82	72	80	38	54.8	22	26.0
Net income	**$ 335**	**$ 193**	**$ 238**	**$ 209**	**$ 269**	**$ 142**	**73.9 %**	**$ 66**	**24.6 %**

Period end Balances [(2)]	4Q25	3Q25	2Q25	1Q25	4Q24	4Q25 vs 3Q25 $	4Q25 vs 3Q25 %	4Q25 vs 4Q24 $	4Q25 vs 4Q24 %
Loans and leases	$ 82,910	$ 79,470	$ 76,220	$ 76,449	$ 75,272	$ 3,440	17.2 %	$ 7,638	10.2 %
Operating lease equipment, net	739	737	750	731	750	2	1.5	(11)	(1.4)
Deposits	41,532	42,869	40,697	40,014	40,026	(1,337)	(12.4)	1,506	3.8
Off-balance sheet client funds	69,681	67,035	63,879	62,380	62,317	2,646	15.7	7,364	11.8

Other Key Metrics	4Q25	3Q25	2Q25	1Q25	4Q24	4Q25 vs 3Q25 $	4Q25 vs 3Q25 %	4Q25 vs 4Q24 $	4Q25 vs 4Q24 %
Factoring volume	$ 6,547	$ 6,315	$ 5,481	$ 5,404	$ 6,124	$ 232	3.7 %	$ 423	6.9 %

Note – Commercial segment results do not include the accretion impact of SVB loans or the impact of overnight investments and debt that was added at the acquisition date (the aforementioned items are contained within Corporate). During 4Q25, the Commercial Bank segment was updated to include SVB Commercial, which was previously a separate segment, and prior period segment financial information was recast accordingly.

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

(2) Percent changes are calculated using unrounded numbers and the linked quarter is annualized.

First Citizens BancShares

38

Rail Segment

($ in millions)

Earnings Summary	4Q25	3Q25	2Q25	1Q25	4Q24	Increase (decrease) 4Q25 vs 3Q25 $	4Q25 vs 3Q25 %	4Q25 vs 4Q24 $	4Q25 vs 4Q24 %
Net interest expense	$ 53	$ 55	$ 53	$ 52	$ 50	$ (2)	(3.6)%	$ 3	5.1 %
Rental income on operating lease equipment	226	219	218	214	217	7	2.9	9	4.0
Less: depreciation on operating lease equipment	58	55	56	54	57	3	3.8	1	1.5
Less: maintenance and other operating lease expenses	64	67	55	58	55	(3)	(4.0)	9	17.0
Adjusted rental income on operating lease equipment [1]	104	97	107	102	105	7	7.2	(1)	(1.0)
All other noninterest income	9	2	3	2	6	7	706.1	3	46.0
Noninterest income, net [1]	113	99	110	104	111	14	14.1	2	1.8
Revenue	**60**	**44**	**57**	**52**	**61**	**16**	**36.4**	**(1)**	**(1.6)**
Noninterest expense, net [1]	22	22	32	22	21	—	—	1	4.8
Pre-provision net revenue [1]	**38**	**22**	**25**	**30**	**40**	**16**	**72.4**	**(2)**	**(6.7)**
Provision for credit losses	—	—	—	—	—	—	—	—	—
Income before income taxes	38	22	25	30	40	16	73.0	(2)	(6.7)
Income tax expense	9	5	6	8	9	4	54.1	—	—
Net income	**$ 29**	**$ 17**	**$ 19**	**$ 22**	**$ 31**	**$ 12**	**79.4 %**	**$ (2)**	**(5.1)%**
Period end Balances [2]									
Operating lease equipment, net	$ 8,882	$ 8,709	$ 8,716	$ 8,640	$ 8,573	$ 173	7.8 %	$ 309	3.6 %
Other Key Metrics									
Railcars and locomotives [3]	128,400	127,600	127,300	126,600	126,000	800	0.6 %	2,400	1.9 %
Utilization	96.2 %	96.8 %	96.9 %	97.0 %	97.6 %	NM	(0.6)	NM	(1.4)
Renewal rate to previous rate	117	118	132	126	128	NM	(1.0)	NM	(11.0)

First Citizens BancShares

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) Percent changes are calculated using unrounded numbers and the linked quarter is annualized.
(3) Railcars and locomotives number is rounded.

39 Corporate ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Percent changes are calculated using unrounded numbers and the linked quarter is annualized. Increase (decrease) 4Q25 vs 3Q25 4Q25 vs 4Q24 Earnings Summary 4Q25 3Q25 2Q25 1Q25 4Q24 $ % $ % Net interest income $ 100 $ 147 $ 135 $ 141 $ 131 $ (47) (32.1) % $ (31) (23.7) % Total noninterest income 14 22 11 (2) 17 (8) (40.4) (3) (22.1) Total revenue 114 169 146 139 148 (55) (33.2) (34) (23.5) Total noninterest expense 168 126 128 140 179 42 32.2 (11) (6.8) Pre-provision net revenue (1) (54) 43 18 (1) (31) (97) (227.8) (23) (71.3) Provision for credit losses — — — — — — — — — Income (loss) before income taxes (54) 43 18 (1) (31) (97) (226.9) (23) (71.8) Income tax (benefit) expense 38 5 (6) — (145) 33 750.0 183 127.0 Net income (loss) $ (92) $ 38 $ 24 $ (1) $ 114 $ (130) (344.0) % $ (206) (182.8) % Period end Balance Sheet (2) Investment securities $ 41,564 $ 45,124 $ 43,346 $ 44,319 $ 44,090 $ (3,560) (31.3) % $ (2,526) (5.7) % Direct Bank Deposits 44,802 45,146 45,111 44,170 41,093 (344) (3.0) 3,709 9.0

40 December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 Loans and leases (including off-balance sheet exposure) (1) Beginning balance - unamortized fair value mark $ (1,411) $ (1,483) $ (1,561) $ (1,644) $ (1,746) Other 1 1 3 — 12 Accretion 59 71 75 83 90 Ending balance $ (1,351) $ (1,411) $ (1,483) $ (1,561) $ (1,644) Core deposits and other intangibles Beginning balance $ 208 $ 221 $ 234 $ 249 $ 264 Amortization (13) (13) (13) (15) (15) Ending balance $ 195 $ 208 $ 221 $ 234 $ 249 Deposits (2) Beginning balance - unamortized fair value mark $ — $ — $ — $ (1) $ (2) Amortization — — — 1 1 Ending balance $ — $ — $ — $ — $ (1) Borrowings (2) Beginning balance - unamortized fair value mark $ 97 $ 107 $ 116 $ 126 $ 135 Amortization (10) (10) (9) (10) (9) Loss on extinguishment of debt (9) — — — — Ending balance $ 78 $ 97 $ 107 $ 116 $ 126 Purchase accounting marks ($ in millions) Note – The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability.

Non-GAAP Reconciliations Section V

42

Notable Items (1)

($ in millions, except per share data)

	4Q25	3Q25	2Q25	1Q25	4Q24
Rental income on operating lease equipment (2) (7)	$ (166)	$ (165)	$ (155)	$ (156)	$ (152)
Realized gain on sale of investment securities, net	(3)	—	—	—	(2)
Fair value adjustment on marketable equity securities, net	(12)	(13)	(2)	5	(10)
Gain on sale of leasing equipment, net	(14)	(3)	(8)	(5)	(11)
Loss on extinguishment of debt	9	—	—	—	—
Other noninterest income (3)	—	—	—	—	(8)
Impact of notable items on adjusted noninterest income	**$ (186)**	**$ (181)**	**$ (165)**	**$ (156)**	**$ (183)**
Depreciation on operating lease equipment (2) (7)	$ (102)	$ (98)	$ (100)	$ (98)	$ (101)
Maintenance and other operating lease expenses (2)	(64)	(67)	(55)	(58)	(55)
Personnel cost (4)	—	(6)	—	—	—
FDIC insurance special assessment	12	—	—	—	—
Acquisition-related expenses	(33)	(28)	(38)	(42)	(62)
Intangible asset amortization	(13)	(13)	(13)	(15)	(16)
Other noninterest expense (5)	(4)	—	(15)	(3)	(15)
Impact of notable items on adjusted noninterest expense	**$ (204)**	**$ (212)**	**$ (221)**	**$ (216)**	**$ (249)**
Impact of notable items on adjusted pre-tax income	**$ 18**	**$ 31**	**$ 56**	**$ 60**	**$ 66**
Income tax impact (6)	(50)	12	24	15	123
Impact of notable items on adjusted net income	**$ 68**	**$ 19**	**$ 32**	**$ 45**	**$ (57)**
Impact of notable items on adjusted diluted EPS	**$ 5.46**	**$ 1.54**	**$ 2.42**	**$ 3.32**	**$ (4.11)**

(1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that management believes should be excluded from adjusted measures (non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (non-GAAP) to analyze BancShares' performance. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.
(2) Depreciation and maintenance and other operating lease expenses are deducted from rental income on operating lease equipment to calculate adjusted rental income on operating lease equipment (non-GAAP). There is no net impact to earnings for this non-GAAP item because adjusted noninterest income and expense are reduced by the same amount. Management believes adjusted rental income on operating lease equipment (non-GAAP) is meaningful because it helps management monitor the performance and profitability of the operating leases after deducting direct expenses. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.
(3) Other noninterest income includes a gain on sale of portfolio residential mortgages in 4Q24.
(4) Personnel cost includes impairment of internal use software under development in 3Q25.
(5) Other noninterest expense includes a technology fee in 4Q25, an accrual resulting from a vendor dispute and an increase in litigation reserve in 2Q25, and an impairment of capitalized software and related projects in 1Q25 and 4Q24.
(6) For the periods presented, the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate. 4Q24 includes the impact of a change in our estimated state income tax rates after filing our first income tax returns that included the acquisition of certain assets and liabilities of Silicon Valley Bridge Bank, N.A. ("SVBB Acquisition").
(7) Depreciation on operating lease equipment includes impairment of $4 million in 4Q24. The $4 million impairment is a notable item and is excluded from adjusted rental income on operating lease equipment (non-GAAP).

First Citizens BancShares

43

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			4Q25	3Q25	2Q25	1Q25	4Q24
Net income and EPS							
Net income (GAAP)	a	$	580	568	575	483	700
Preferred stock dividends			14	14	14	15	15
Net income available to common stockholders (GAAP)	b		566	554	561	468	685
Total notable items, after income tax	c		68	19	32	45	(57)
Adjusted net income (non-GAAP)	d = (a+c)		648	587	607	528	643
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$	634	573	593	513	628
Weighted average common shares outstanding							
Basic	f		12,363,028	12,849,339	13,237,226	13,575,231	13,927,887
Diluted	g		12,363,028	12,849,339	13,237,226	13,575,231	13,927,887
EPS (GAAP)							
Basic	b/f	$	45.81	43.08	42.36	34.47	49.21
Diluted	b/g		45.81	43.08	42.36	34.47	49.21
Adjusted EPS (non-GAAP)							
Basic	e/f	$	51.27	44.62	44.78	37.79	45.10
Diluted	e/g		51.27	44.62	44.78	37.79	45.10
Noninterest income and expense							
Noninterest income (GAAP)	h	$	715	699	678	635	699
Impact of notable items, before income tax			(186)	(181)	(165)	(156)	(183)
Adjusted noninterest income (non-GAAP)	i	$	529	518	513	479	516
Noninterest expense (GAAP)	j	$	1,572	1,491	1,500	1,493	1,517
Impact of notable items, before income tax			(204)	(212)	(221)	(216)	(249)
Adjusted noninterest expense (non-GAAP)	k	$	1,368	1,279	1,279	1,277	1,268

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

44 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 4Q25 3Q25 4Q24 PPNR Net income (GAAP) a $ 580 568 700 Plus: provision for credit losses 54 191 155 Plus: income tax expense 231 183 36 PPNR (non-GAAP) l $ 865 942 891 Impact of notable items 18 31 66 Adjusted PPNR (non-GAAP) m $ 883 973 957 ROA Net income (GAAP) a $ 580 568 700 Annualized net income n = a annualized 2,303 2,254 2,786 Adjusted net income (non-GAAP) d 648 587 643 Annualized adjusted net income p = d annualized 2,571 2,332 2,558 Average assets o 233,432 230,529 223,706 ROA n/o 0.99% 0.98% 1.25 % Adjusted ROA (non-GAAP) p/o 1.10 1.01 1.14 PPNR ROA PPNR (non-GAAP) l $ 865 942 891 Annualized PPNR q = l annualized 3,430 3,738 3,545 Adjusted PPNR (non-GAAP) m 883 973 957 Annualized adjusted PPNR r = m annualized 3,504 3,860 3,809 PPNR ROA (non-GAAP) q/o 1.47% 1.62% 1.58 % Adjusted PPNR ROA (non-GAAP) r/o 1.50 1.67 1.70 Note: Certain items above do not precisely recalculate as presented due to rounding.

45

Non-GAAP Reconciliations

($ in millions)

Non-GAAP Reconciliations			4Q25	3Q25	4Q24
ROE and ROTCE					
Annualized net income available to common stockholders	s = b annualized	$	2,247	2,196	2,727
Annualized adjusted net income available to common stockholders	t = e annualized	$	2,515	2,275	2,499
Average stockholders' equity (GAAP)		$	22,197	22,291	22,598
Less: average preferred stock			1,117	881	881
Average common stockholders' equity	u	$	21,080	21,410	21,717
Less: average goodwill			346	346	346
Less: average other intangible assets			204	216	259
Average tangible common equity (non-GAAP)	v	$	20,530	20,848	21,112
ROE	s/u		10.66 %	10.26 %	12.56 %
Adjusted ROE (non-GAAP)	t/u		11.93	10.62	11.51
ROTCE (non-GAAP)	s/v		10.94	10.53	12.92
Adjusted ROTCE (non-GAAP)	t/v		12.25	10.91	11.84
Tangible common equity to tangible assets					
Stockholders' equity (GAAP)	w	$	22,238	21,986	22,228
Less: preferred stock			1,375	881	881
Common equity	x	$	20,863	21,105	21,347
Less: goodwill			346	346	346
Less: other intangible assets			195	208	249
Tangible common equity (non-GAAP)	y	$	20,322	20,551	20,752
Total assets (GAAP)	z	$	229,698	233,488	223,720
Tangible assets (non-GAAP)	aa		229,157	232,934	223,125
Total equity to total assets (GAAP)	w/z		9.68 %	9.42 %	9.94 %
Tangible common equity to tangible assets (non-GAAP)	y/aa		8.87	8.82	9.30

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

46

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			4Q25	3Q25	2Q25	1Q25	4Q24
Book value and tangible book value per common share							
Common shares outstanding at period end	bb		12,139,159	12,618,629	13,075,979	13,414,938	13,717,621
Book value per share	x/bb	$	1,718.71	1,672.54	1,637.72	1,596.30	1,556.16
Tangible book value per common share (non-GAAP)	y/bb		1,674.11	1,628.64	1,594.38	1,553.06	1,512.77
Efficiency ratio							
Net interest income	cc	$	1,722	1,734	1,695	1,663	1,709
Efficiency ratio (GAAP)	j / (h + cc)		64.53 %	61.27 %	63.22 %	64.97 %	63.01 %
Adjusted efficiency ratio (non-GAAP)	k / (i + cc)		60.79	56.78	57.92	59.62	56.98
Rental income on operating lease equipment							
Rental income on operating lease equipment (GAAP)		$	281	273	272	270	272
Less: depreciation on operating lease equipment			102	98	100	98	101
Less: maintenance and other operating lease expenses			64	67	55	58	55
Plus: accelerated depreciation on impaired operating lease equipment			—	—	—	—	4
Adjusted rental income on operating lease equipment (non-GAAP)		$	115	108	117	114	120
Rental income on operating lease equipment: Commercial Bank Segment							
Rental income on operating lease equipment (GAAP)		$	55	54	54	56	55
Less: depreciation on operating lease equipment			44	43	44	44	44
Less: maintenance and other operating lease expenses			—	—	—	—	—
Adjusted rental income on operating lease equipment (non-GAAP)		$	11	11	10	12	11
Rental income on operating lease equipment: Rail Segment							
Rental income on operating lease equipment (GAAP)		$	226	219	218	214	217
Less: depreciation on operating lease equipment			58	55	56	54	57
Less: maintenance and other operating lease expenses			64	67	55	58	55
Adjusted rental income on operating lease equipment (non-GAAP)		$	104	97	107	102	105

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

47 Non-GAAP Reconciliations ($ in millions, except share and per share data) Non-GAAP Reconciliations 4Q25 3Q25 2Q25 1Q25 4Q24 Noninterest Income and Noninterest Expense: Commercial Bank Segment Noninterest income (GAAP) $ 296 290 282 257 293 Less: depreciation on operating lease equipment 44 43 44 44 44 Noninterest income, net (non-GAAP) $ 252 247 238 213 249 Noninterest expense (GAAP) $ 656 639 649 654 662 Less: depreciation on operating lease equipment 44 43 44 44 44 Noninterest expense, net (non-GAAP) $ 612 596 605 610 618 Noninterest Income and Noninterest Expense: Rail Segment Noninterest income (GAAP) $ 235 221 221 216 223 Less: depreciation on operating lease equipment 58 55 56 54 57 Less: maintenance and other operating lease expenses 64 67 55 58 55 Noninterest income, net (non-GAAP) $ 113 99 110 104 111 Noninterest expense (GAAP) $ 144 144 143 134 133 Less: depreciation on operating lease equipment 58 55 56 54 57 Less: maintenance and other operating lease expenses 64 67 55 58 55 Noninterest expense, net (non-GAAP) $ 22 22 32 22 21 Note: Certain items above do not precisely recalculate as presented due to rounding.

48 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 4Q25 3Q25 2Q25 1Q25 4Q24 PPNR: General Bank Segment Segment net income (GAAP) $ 308 320 294 253 286 Plus: provision for credit losses 17 1 13 46 22 Plus: income tax expense 82 109 101 88 92 PPNR (non-GAAP) $ 407 430 408 387 400 PPNR: Commercial Bank Segment Segment net income (GAAP) $ 335 193 238 209 269 Plus: provision for credit losses 37 190 102 108 133 Plus: income tax expense 102 64 82 72 80 PPNR (non-GAAP) $ 474 447 422 389 482 PPNR: Rail Segment Segment net income (GAAP) $ 29 17 19 22 31 Plus: income tax expense 9 5 6 8 9 PPNR (non-GAAP) $ 38 22 25 30 40 PPNR: Corporate Net income (GAAP) $ (92) 38 24 (1) 114 Plus: income tax expense (benefit) 38 5 (6) — (145) PPNR (non-GAAP) $ (54) 43 18 (1) (31)

49

Non-GAAP Reconciliations

($ in millions)

Non-GAAP Reconciliations			4Q25	3Q25	2Q25	1Q25	4Q24
Total Risk Based Capital Ratio							
Total risk based capital ratio (GAAP)			13.71 %	14.05 %	14.25 %	15.23 %	15.04 %
Less: impact of FDIC Shared-Loss Agreement			—	—	—	0.74	0.77
Adjusted total risk based capital ratio (non-GAAP)			13.71 %	14.05 %	14.25 %	14.49 %	14.27 %
CET1 Capital Ratio							
CET1 capital ratio (GAAP)			11.15 %	11.65 %	12.12 %	12.81 %	12.99 %
Less: impact of FDIC Shared-Loss Agreement			—	—	—	0.62	0.66
Adjusted CET1 capital ratio (non-GAAP)			11.15 %	11.65 %	12.12 %	12.19 %	12.33 %
Tier 1 Capital Ratio							
Tier 1 capital ratio (GAAP)			11.91 %	12.15 %	12.63 %	13.35 %	13.53 %
Less: impact of FDIC Shared-Loss Agreement			—	—	—	0.65	0.69
Adjusted Tier 1 capital ratio (non-GAAP)			11.91 %	12.15 %	12.63 %	12.70 %	12.84 %
Net interest income & Net interest margin							
Net interest income (GAAP)	cc	$	1,722	1,734	1,695	1,663	1,709
Loan PAA	dd		59	71	75	84	90
Other PAA	ee		(10)	(10)	(9)	(9)	(8)
PAA	ff = (dd + ee)	$	49	61	66	75	82
Net interest income, excluding PAA (non-GAAP)	gg = (cc - ff)	$	1,673	1,673	1,629	1,588	1,627
Annualized net interest income	hh = cc annualized	$	6,834	6,878	6,800	6,744	6,798
Annualized net interest income, excluding PAA	ii = gg annualized		6,640	6,637	6,533	6,439	6,472
Average interest-earning assets	jj		213,294	211,042	208,175	206,028	204,779
NIM (GAAP)	hh/jj		3.20 %	3.26 %	3.26 %	3.26 %	3.32 %
NIM, excluding PAA (non-GAAP)	ii/jj		3.11	3.15	3.14	3.12	3.16
Interest income on loans (GAAP)		$	2,290	2,300	2,270	2,236	2,322
Less: loan PAA			59	71	75	84	90
Interest income on loans, excluding loan PAA (non-GAAP)		$	2,231	2,229	2,195	2,152	2,232

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

50 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 4Q25 3Q25 2Q25 1Q25 4Q24 Income tax expense Income tax expense (GAAP) $ 231 183 183 168 36 Impact of notable items (1) (50) 12 24 15 123 Adjusted income tax expense (non-GAAP) $ 181 195 207 183 159 Note: Certain items above do not precisely recalculate as presented due to rounding. (1) 4Q24 includes the impact of a change in our estimated state income tax rates after filing our first income tax returns that included the SVBB Acquisition.